UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Jazz harmaceuticals YOUR VOTE IS IM ORTANT! LEASE VOTE BY AUGUST 2ND 2017 P943

QUESTIONS & Answers

rs Why am I receiving this Notice of Internet Availability? Pursuant to the SEC “Notice and Access” proxy rules, companies are permitted to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice gives you instructions on how to view your company’s proxy materials and vote online, or how to receive a full set of printed materials by mail. There are several advantages to your company sending a Notice instead of a full set of materials including lowering your company’s costs, and reducing the environmental impact from printing and mailing full sets of proxy materials. How do I view the proxy materials online? Go to www.proxyvote.com and follow the instructions. You will need to enter the number printed on the enclosed Notice in the box marked by the arrow XXXX XXXX XXXX XXXX What if I still prefer to receive a paper copy of the proxy materials? Yes, you can easily request a paper copy at no cost. Refer to the “Before You Vote” section of the Notice for further instructions. Can I request to receive my proxy materials for future meetings by e-mail rather than receive a Notice? Yes, you may request to receive proxy materials for all future meetings by e-mail. Follow the simple online instructions at www.proxyvote.com. How can I vote my shares? Refer to the “Haw to Vote” section of the Notice for further instructions. For more information please visit, www.s8c.aov/SDotllaht/oroxvmatt8rs/8-oroxv.shtml